Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-93679 and 333-10377) of Interface, Inc. of our report dated June 27, 2012 relating to the financial statements and supplemental schedules of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP
Atlanta, Georgia

June 27, 2012